EXHIBIT 99.2

                                     PROXY

                         BRYAN BANCORP OF GEORGIA, INC.

                        SPECIAL MEETING OF SHAREHOLDERS


     The undersigned hereby constitutes and appoints E. James Burnsed and G. Michael Odum, Jr., or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Bryan Bancorp of Georgia, Inc., a Georgia corporation ("Bryan") which the undersigned would be entitled to vote if personally present at the Special Meeting of Bryan
Shareholders to be held at the corporate headquarters of Bryan, 9971 Ford Avenue, Richmond Hill, Georgia, on Monday, December 14, 1998, at 6:00 p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated November 6, 1998.

1. MERGER. To approve, ratify, confirm and adopt the Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998 (the
      "Merger Agreement"), by and between The Savannah Bancorp, Inc., a Georgia corporation ("Savannah") and Bryan pursuant to which (i) Bryan will merge (the "Merger") with and into Savannah, and (ii) each share of the $1.00 par value common stock of Bryan ("Bryan Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 1.85 shares of $1.00 par value common stock of Savannah ("Savannah Common Stock"), all as more fully described in the Joint Proxy Statement/Prospectus dated November 6, 1998.


                        FOR |_|     AGAINST |_|    ABSTAIN |_|

2. OTHER BUSINESS. In the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                            DATED: ____________________, 1998


                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature if held jointly


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BRYAN BANCORP OF GEORGIA, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
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